                                                                       EXHIBIT 8


                   SUBSIDIARIES OF VAN DER MOOLEN HOLDING N.V.

                         NAME                                        JURISDICTION OF INCORPORATION
            Van der Moolen Specialists USA, LLC                              United States

                Van der Moolen Trading GmbH                                     Germany

          Van der Moolen Effecten Specialist B.V.                           The Netherlands

                 Tague Van der Moolen, LLC                                   United States

           Van der Moolen Opties Amsterdam B.V.                             The Netherlands

              Van der Moolen U.K., Ltd.(1)                                  United Kingdom

              Van der Moolen Obligaties B.V.                                The Netherlands

             Cohen, Duffy, McGowan & Co., LLC                                United States








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(1)      Van der Moolen U.K., Ltd. does business under the name Van der Moolen
         Bonds as well as Van der Moolen U.K., Ltd.


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